UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2011 (August 15, 2011)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer; Cessation of Interim Chief Financial Officer Position

On August 15, 2011, The ServiceMaster Company (“ServiceMaster”) executed an offer letter with Roger A. Cregg, 55, pursuant to which he agreed to serve as Senior Vice President and Chief Financial Officer (“CFO”) of ServiceMaster effective August 29, 2011 (the “Effective Date”).  A copy of ServiceMaster’s press release is attached hereto as Exhibit 99.  David W. Martin, the current Interim CFO of ServiceMaster, will continue in that position until the Effective Date, at which time he will return to his prior position as Controller of ServiceMaster.  Mr. Martin will also continue to serve in his current roles as Senior Vice President and Principal Accounting Officer of ServiceMaster.

Pursuant to the offer letter, Mr. Cregg will receive a $100,000 sign-on bonus, will be paid an annual base salary of $600,000, and will have a target annual incentive bonus opportunity of 70% of his base salary, of which 50% will be guaranteed for 2011 and 2012.

In connection with his commencement of employment, Mr. Cregg will have the opportunity to purchase up to $1.0 million (with a minimum required commitment of $500,000) of common stock of ServiceMaster Global Holdings, Inc. (“Holdings”) at a price of $11 per share, pursuant to the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan (“Plan”).  For each share of common stock he so purchases, he will receive nonqualified stock options to purchase four shares of Holdings common stock at an exercise price equal to the fair market value of a share of the common stock at the time of the option grant (“Matching Options”).  The Matching Options will vest at a rate of one-fourth per year on each of the first four anniversaries of the grant date.

On the Effective Date, Mr. Cregg will also be awarded 75,000 restricted stock units (“RSUs”) under the Plan.  These RSUs will vest at a rate of one-third per year on each of the first three anniversaries of the Effective Date.

Most recently, Mr. Cregg was employed until May 2011 by PulteGroup, Inc., a holding company whose subsidiaries engage in homebuilding, mortgage banking, mortgage financing and related activities, serving as its Chief Financial Officer since 1998 and as an Executive Vice President since 2003.  Mr. Cregg currently serves as a member of the board of directors of Comerica Incorporated, a commercial bank holding company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibits

99	Press Release by The ServiceMaster Company, issued August 24, 2011, announcing the appointment of Roger A. Cregg as Chief Financial Officer, effective August 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2011	THE SERVICEMASTER COMPANY

	By:	/s/ David W. Martin
David W. Martin
Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer